Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS FIRST QUARTER RESULTS

TAMPA, April 28, 2004 — TECO Energy, Inc. (NYSE:TE) today reported first quarter net income of $2.5 million, compared with net income of $2.7 million in the first quarter of 2003. Earnings per share for the quarter were $0.01, compared with earnings per share of $0.02 in the first quarter of 2003. The first quarter net income from continuing operations was $28.7 million, compared with a loss from continuing operations of $20.3 million for the same period in 2003. Earnings per share from continuing operations were $0.15 for the quarter, compared with a per-share loss of $0.12 in the 2003 period. Discontinued operations in the quarter reflect the operating results from the Union and Gila River power stations. The number of common shares outstanding was seven percent higher for the quarter than it was for the same period in 2003.

Chairman and CEO Robert Fagan said, “We had some challenges this quarter, primarily due to mild weather which impacted our electric utility operations and some operating setbacks at TECO Transport, but our coal operations performed well, and we see opportunities for improvement over these results as we progress through the year. Normal weather for the remainder of the year would allow Tampa Electric to improve, and TECO Transport is back on track with normal operations. In addition, we are seeing signs that the stronger U.S. economy will contribute to improved results over the remainder of the year at many of our businesses, especially coal and transportation.”

Charges and Gains:

First quarter results from continuing operations in 2004 include a $10.6 million after-tax gain on the sale of TECO Energy’s interest in its propane business, partially offset by a $3.4 million after-tax charge due to a valuation adjustment at TECO Solutions and an $0.8 million after-tax valuation adjustment at TECO Transport. First quarter results from continuing operations in 2003 included a $48.9 million after-tax charge for turbine purchase cancellations at Tampa Electric, a $15.3 million after-tax charge for non-merchant turbine purchase cancellations, (which was reflected in the Other Unregulated Companies segment), and a $1.1 million charge for the cumulative effect of a change in accounting principle associated with the adoption of FAS 143, Accounting for Asset Retirement Obligations.

First quarter highlights:

•	Completed Bayside repowering project – final phase in service January 15, 2004;

•	Signed a non-binding letter of intent to transfer the Union and Gila River projects to the lending bank group;

•	Signed a non-binding memorandum of understanding to sell an additional 40 percent ownership interest in our synfuel production facilities; and

•	Completed the sale of several smaller non-core energy services businesses.

Non-GAAP Earnings

First quarter net income from continuing operations, excluding the charges and gains identified in the table below, was $22.3 million, compared to $41.0 million for the 2003 period.

The table below reconciles quarterly net income after elimination of the charges and gains referred to above. Management believes that this non-GAAP presentation supplies useful supplemental information by providing a measure that is more closely related to the company’s ongoing operations.

Net Income Reconciliation:

	Three months ended Mar. 31		Twelve months ended Mar. 31
($ millions)	2004	2003	2004	2003
GAAP net income (loss)	$2.5	$2.7	$(909.5)	$257.4

Add change in accounting (FAS 143)	—	1.1	3.2	1.1
Exclude discontinued operations	(26.2)	24.1	(940.6)	67.8

GAAP net income (loss) from continuing operations	$28.7	$(20.3)	$34.3	$190.7

Add ECKG valuation adjustment	—	—	—	5.8
Add 2002 debt extinguishment	—	—	—	20.9
Add unutilized tax credits	—	—	9.7	—
Add TWG cancelled project write-offs	—	—	9.0	—
Add corporate restructuring costs	—	—	15.2	10.9
Add TMDP arbitration reserve	—	—	26.7	—
Add Hamakua FIN 46 accounting	—	—	3.2	—
Add FAS 142 adjustments	—	—	74.0	—
Add turbine write-offs	—	64.2	13.2	64.2
Subtract Hardee gain on sale	—	—	(34.6)	—
Subtract Hardee operating results	—	(2.9)	(6.0)	(9.8)
Add TECO Solutions valuation adjustment	3.4	—	11.3	—
Add TECO Transport valuation adjustment	0.8	—	0.8	—
Subtract gain on propane business sale	(10.6)	—	(10.6)	—

Non-GAAP net income from continuing operations (1)(2)	$22.3	$41.0	$146.2	$282.7

(1)	Excludes adoption of FAS 143, FAS 142 adjustments and items noted in table above.
(2)	A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flow that includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure GAAP so calculated and presented.

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Discontinued Operations

Discontinued operations in the first quarter of 2004 include the operating losses for the Union and Gila River power stations. Discontinued operations for the same period in 2003 include the results from Union and Gila River which were more than offset by the gain on the final installment of the sale of the coalbed methane gas production assets.

Segment Reporting:

Effective with year-end 2003 reporting, the TPS segment has been replaced by the TECO Wholesale Generation (TWG) Merchant segment which includes the results of operations for the merchant facilities, including Frontera, Commonwealth Chesapeake, Dell and McAdams, as well as the equity investment in the Odessa and Guadelupe (TIE) power plants, and TECO EnergySource (TES), the energy marketing operation for the merchant plants. The non-merchant power operations are comprised of the interests in the Hamakua Power Station in Hawaii, the San José and Alborada power stations in Guatemala and the minority interest in the Guatemalan distribution utility, EEGSA. The non-merchant results are now reported in the Other Unregulated Companies segment.

Results for unregulated business segments include internally allocated interest expense. Interest is not, however, allocated to discontinued operations but remains at the TECO Energy parent level.

Operating Results:

Segment Information

	Three Months Ended Mar. 31		Twelve Months Ended Mar. 31
(in millions)	2004	2003	2004	2003
Net Income (Loss) Summary
Tampa Electric(1)	$23.9	$(9.0)	$131.8	$126.7
Peoples Gas System	12.8	11.9	25.4	26.4

Total regulated	36.7	2.9	157.2	153.1
TWG Merchant	(18.7)	(11.8)	(154.5)	(13.0)
TECO Transport(2) (3)	1.1	4.6	11.8	18.7
TECO Coal(2) (4)	15.4	25.7	66.9	84.7
Other Unregulated Companies(1) (5)	18.7	(2.2)	15.4	15.3
Parent/other (6)(7)	(24.5)	(39.5)	(62.5)	(68.1)

Total unregulated	(8.0)	(23.2)	(122.9)	37.6
Net income from continuing operations before cumulative effect of an accounting change	28.7	(20.3)	34.3	190.7
Discontinued operations	(26.2)	24.1	(940.6)	67.8
Cumulative effect of an accounting change	—	(1.1)	(3.2)	(1.1)

Total net income (loss)	$2.5	$2.7	$(909.5)	$257.4

1)	2003 results include the effects of $48.9 million and $15.3 million charges related to turbine purchase cancellations in the first quarter at Tampa Electric and Other Unregulated Companies, respectively.
2)	2003 results exclude the $0.8 million and $0.3 million effects of the adoption of FAS 143 at TECO Transport and TECO Coal, respectively, which are included in cumulative effect of an accounting change.
3)	2004 results include $0.8 million of charges related to valuation adjustments.
4)	2003 results exclude the effects of tax credit deferrals, which were recorded at the TECO Energy level.
5)	2004 results include the $10.6 million gain on the sale of TECO Propane Ventures and the $3.4 million valuation adjustment at TECO Solutions.
6)	2003 results include the deferral of $25.9 million of Section 29 tax credits.
7)	Interest expense that was previously internally allocated to the Union and Gila River power stations is now reflected as a TECO Energy parent company expense.

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Tampa Electric

Tampa Electric’s net income for the first quarter was $23.9 million, compared with $39.9 million for the same period in 2003, excluding the 2003 $48.9 million after-tax turbine purchase cancellation charge. The 2004 results reflect lower earnings from the equity component of AFUDC (which represents allowed equity cost capitalized to construction costs); lower base revenues from milder weather than 2003; higher interest expense; and increased employee-related expenses (primarily pension expense). The lower AFUDC equity earnings were driven primarily by the Gannon/Bayside repowering project, for which AFUDC equity earnings decreased to $0.7 million for the quarter, down from $7.6 million for the same period in 2003, reflecting the completion of Bayside Station Unit 1 in April 2003 and Unit 2 in January 2004.

Retail energy sales increased 1 percent, as average customer growth of 2.6 percent was partially offset by mild weather. Total heating and cooling degree-days for the Tampa area in the quarter were almost 6 percent below normal and more than 15 percent below 2003 levels. Although retail energy sales increased, total base revenues decreased as the milder weather reduced sales to residential customers.

Peoples Gas

Peoples Gas System reported net income of $12.8 million for the quarter, compared with $11.9 million in the same period in 2003. Quarterly results reflected customer growth of 5.0 percent and higher therm sales to residential and commercial customers. Peoples Gas is only sensitive to heating degree days during the winter months, and statewide heating degree days for the period were above normal but below 2003 levels. Sales of low-margin transportation service for interruptible customers and electric power generators declined due to the persistent high gas prices. These customers are sensitive to the commodity price of gas, and many have the ability to switch to alternative fuels or to simply alter consumption patterns.

TECO Coal

TECO Coal achieved first-quarter net income of $15.4 million, compared to $25.7 million reported in the same period in 2003, which excluded a $0.3 million after-tax charge due to the adoption of FAS 143. TECO Coal’s 2004 results reflect no Section 29 tax credits due to TECO Energy’s expected tax losses in 2004. Results in 2004 also reflect an increased third-party ownership interest in its synfuel production facilities in the quarter and higher prices for conventional coals, offset by higher mining costs due, in part, to the use of marginal coals for the production of synfuel. Results in 2003 included Section 29 tax credits at the operating segment level related to the production of synthetic fuel, $25.9 million of which were deferred at the TECO Energy parent level in the first quarter of 2003. In the first quarter of 2003, TECO Coal owned 100 percent of the synfuel production; ownership by third parties approximated 90 percent in the same period in 2004.

TECO Transport

TECO Transport recorded net income of $1.9 million in the first quarter, excluding $0.8 million of valuation adjustments on ocean-going equipment, compared with $4.6 million for the same period last year. These results reflect significantly lower Tampa

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Electric volumes as a result of the Bayside repowering, where a disproportionate share, approximately two-thirds, of the reduction in Tampa Electric tonnage occurred in the first quarter. In addition, quarterly results were affected by a five-day shut down of the lower Mississippi River to shipping traffic, which impacted all of TECO Transport’s businesses; and by a heavy shipyard schedule which idled ocean-going equipment and resulted in higher repair costs. Results in 2003 exclude an $0.8 million after-tax charge due to the adoption of FAS 143.

TWG Merchant

TWG merchant operations recorded a first-quarter loss of $18.7 million, compared with a loss of $11.8 million for the same period in 2003. The lower results reflect primarily lower energy prices in the Texas market which affected first quarter comparisons for the TIE plants. Additionally, the Frontera Station was off-line for maintenance during most of the quarter in 2004.

Other Unregulated Companies

TECO Energy’s other unregulated companies, which now include the Guatemalan and Hamakua non-merchant power investments, recorded net income of $18.7 million for the first quarter, compared to a loss of $2.2 million for the same period in 2003. The net income for the non-merchant power operations was $11.1 million, compared to net income of $12.4 million, excluding the $15.3 million after-tax charge for turbine purchase cancellations in 2003. The non-merchant results included continued strong results from the Guatemalan operations including the electric distribution utility operations, which benefited from higher rates. The Other Unregulated results also include the $10.6 million after-tax gain from the sale of the propane business partially offset by the $3.4 million valuation adjustment at TECO Solutions for its minority interest in a fiber optics business (Litestream) that is in bankruptcy.

Non-operating Items Affecting Net Income

Results for the quarter include the non-operating gains and charges described above. Interest expense increased due to decreased interest expense credit for AFUDC-borrowed funds at Tampa Electric and higher overall levels of debt in support of TECO Energy’s and Tampa Electric’s capital investment programs. Interest expense in the first quarter of 2003 reflected capitalized interest of $10.0 million associated with the Union and Gila River projects; no interest was capitalized in 2004 following completion of these projects, which are now held for sale.

Results for both the 2004 and 2003 quarters include the non-operating gains and charges discussed in each operating company results.

Liquidity

TECO Energy’s consolidated cash and cash equivalents, excluding all restricted cash, totaled $107.6 million at Mar. 31, 2004. The cash balance at Mar. 31 excludes the San José and Alborada project’s cash balances of $28.3 million, as these companies were deconsolidated due to the adoption of FIN 46R, Consolidation of Variable Interest Entities, effective Jan. 1, 2004. Restricted cash of $36.8 million includes $29.2 million from the sale of the 49 percent interest in the synthetic coal production facilities, held in escrow due to TECO Energy’s current credit rating.

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In addition, at Mar. 31, 2004, availability under bank credit facilities totaled $526.5 million, net of letters of credit of $44.1 million outstanding under the TECO Energy facility and $50.0 million of loans under the Tampa Electric facilities. Thus, at the end of the first quarter, total liquidity was $634.1 million, including $216.5 million at Tampa Electric.

Financial Update

TECO Energy plans to Webcast an update on its 2004 financial plans and outlook during its presentation at the American Gas Association Financial Forum at 10:00 AM on Tuesday May 4, 2004. The Webcast can be accessed by following the link on TECO Energy’s Website www.tecoenergy.com.

TECO Energy is a diversified energy-related holding company headquartered in Tampa. Its principal businesses are Tampa Electric, Peoples Gas System, TECO Coal, TECO Transport and TECO Wholesale Generation. Additional information on the company is available on its website www.tecoenergy.com

Note: This press release may be deemed to contain forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Important factors that could impact actual results include general economic conditions in Tampa Electric’s service area affecting energy sales; economic conditions both national and international, that affect the demand for TECO Transport’s water borne transportation services; weather variations affecting energy sales and operating costs at Tampa Electric and TWG; commodity price changes affecting the margins at TWG and TECO Coal; the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures; and energy prices in the markets served by TWG facilities. Additional information is contained under “Investment Considerations” in the company’s Annual Report on Form 10-K for the period ended December 31, 2003.

Contact:	News Media: Laura Plumb – (813) 228-1572
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

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	Three Months Ended Mar. 31		Twelve Months Ended Mar. 31
(millions except per share amounts)	2004	2003	2004	2003
Revenues	$642.3	$651.8	$2,730.4	$2,717.0

Net income (loss) from continuing operations	$28.7	$(20.3)	$34.3	$190.7
Net income (loss) from discontinued operations	(26.2)	24.1	(940.6)	67.8

Total net income (loss) before cumulative effect of change in accounting principle	2.5	3.8	(906.3)	258.5
Cumulative effect of change in accounting principle	—	(1.1)	(3.2)	(1.1)

Net income	$2.5	$2.7	$(909.5)	$257.4

Earnings (loss) per share from continuing operations – basic	$0.15	($0.12)	$0.19	$1.18
Earnings per share from discontinued operations-basic	($0.14)	0.14	(5.15)	0.42
Earnings (loss) per share from cumulative effect of change in accounting principle – basic	—	—	(0.02)	(0.01)

Earnings (loss) per share – basic	$0.01	$0.02	$(4.98)	$1.59

Total earnings (loss) per share – basic	$0.01	$0.02	$(4.98)	$1.59
Total earnings (loss) per share – diluted	$0.01	$0.02	$(4.97)	$1.59
Average common shares outstanding – basic	188.0	175.9	182.7	161.6
Average common shares outstanding – diluted	188.6	175.9	183.0	161.6

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MARCH 2004

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

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TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(thousands)	2004	2003	2004	2003
Revenues	$642,290	$651,831	$2,730,417	$2,716,966

Expenses
Operation	431,195	403,104	1,803,571	1,696,352
Maintenance	31,439	34,642	149,177	156,779
Asset Impairment	6,747	104,528	47,281	104,528
Goodwill Impairment	—	—	122,663	—
Restructuring Charges	38	—	24,594	—
Depreciation	72,070	74,999	323,233	303,945
Taxes, other than income	48,339	43,390	179,899	172,768

Total expenses	589,828	660,663	2,650,418	2,434,372

Income from operations	$52,462	$(8,832)	$79,999	$282,594

Other income (expense)
Allowance for other funds used during construction	718	7,586	12,909	28,175
Other income (expense), net	42,659	3,332	153,605	12,398
Loss on Debt Extinguishment	—	—	—	(34,125)
Contingent Arbitration Reserve	—	—	(32,000)	—
Earnings from equity investments	6,930	2,647	3,873	6,955

Total other income (expense)	50,307	13,565	138,387	13,403

Interest charges
Interest expense	88,906	57,351	348,409	156,719
Distribution on Preferred Securities	—	9,988	—	39,856
Allowance for borrowed funds used during construction	(277)	(2,930)	(4,985)	(10,881)

Total interest charges	88,629	64,409	343,424	185,694

Income before provision for income taxes	14,140	(59,676)	(125,038)	110,303

(Benefit)Provision for income taxes	8,671	(39,344)	(87,341)	(80,461)

Net income from continuing operations before minority interest	5,469	(20,332)	(37,697)	190,764

Minority Interest	23,209	—	72,010	—

Net income from continuing operations	28,678	(20,332)	34,313	190,764

Discontinued Operations
Income from discontinued operations	(40,274)	39,609	(1,474,522)	91,577
Income tax expense (benefit)-discontinued operations	(14,137)	15,484	(533,894)	23,814

Net income from discontinued operations	(26,137)	24,125	(940,628)	67,763

Cumulative effect of a change in accounting principle, net of tax	—	(1,111)	(3,233)	(1,111)
Net Income	$2,541	$2,682	$(909,548)	$257,416

Average common shares outstanding during the period (thousands)	187,990	175,923	182,662	161,571
Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.15	$(0.12)	$0.19	$1.18
Earnings per share — basic	$0.01	$0.02	$(4.98)	$1.59

Earnings per share from continuing operations — diluted	$0.15	$(0.12)	$0.19	$1.18
Earnings per share — diluted	$0.01	$0.02	$(4.97)	$1.59

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TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(thousands)	March 31, 2004	Dec. 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$107,574	$108,228
Restricted cash	36,845	51,373
Short-term investments	6	6
Receivables, less allowance for uncollectibles	271,868	280,365
Inventories, at average cost
Fuel	78,107	88,215
Materials and supplies	78,950	82,522
Current derivative asset	19,443	21,061
Prepayments and other current assets	82,572	68,653
Assets held for sale, current	107,019	169,358

Total current assets	782,384	869,781

Property, plant and equipment
Utility plant in service-electric	5,066,661	5,245,634
Utility plant in service-gas	784,668	778,159
Construction work in progress	841,817	1,193,252
Other property	856,919	844,267

	7,550,065	8,061,312
Accumulated depreciation	(1,996,105)	(2,361,161)
Valuation adjustment	(21,584)	(21,118)

Total property, plant and equipment, net	5,532,376	5,679,033

Other assets
Other investments	12,009	16,509
Investment in unconsolidated affiliates	450,136	343,476
Intangible asset	4,887	4,930
Goodwill	71,188	71,188
Regulatory asset	157,153	188,305
Deferred income taxes	1,015,655	1,051,509
Deferred charges and other assets	134,366	160,179
Assets held for sale	2,065,418	2,077,438

Total other assets	3,910,812	3,913,534

Total assets	$10,225,572	$10,462,348

LIABILITIES AND CAPITAL
Current liabilities
Long-term debt due within one year
Recourse	$5,300	$6,050
Non-recourse	10,842	25,496
Notes payable	50,000	37,500
Accounts payable	290,790	313,732
Current derivative liability	9,889	12,045
Customer deposits	103,444	101,405
Interest accrued	96,959	56,634
Taxes accrued	93,972	149,935
Liabilities associated with held for sale, current	1,554,817	1,544,368

Total current liabilities	2,216,013	$2,247,165

Other liabilities
Deferred income taxes	476,663	498,028
Investment tax credits	22,084	22,819
Regulatory liability	564,080	560,227
Other deferred credits and other liabilities	360,476	364,060
Liabilities associated with assets held for sale	663,382	697,846
Long-term debt, less amount due within one year
Recourse	3,589,841	3,660,284
Non-recourse	14,926	83,237
Preferred company securities	669,300	649,125
Minority interest	3,639	1,852

Capital
Common equity (outstanding 188,067,058 shares in 2004 and 187,792,475 shares in 2003)	1,656,387	1,692,347
Unearned compensation	(11,219)	(14,642)
Total liabilities and capital	$10,225,572	$10,462,348

Book value per share	$8.81	$9.01

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TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(thousands)	2004	2003	2004	2003
Cash flows from operating activities
Net income	$2,541	$2,682	$(909,548)	$257,416
Adjustments to reconcile net income to net cash:
Depreciation	72,070	79,805	374,061	305,268
Deferred income taxes	12,697	15,160	(711,819)	(62,391)
Investment tax credit, net	(735)	(1,127)	(4,285)	(4,814)
Allowance for funds used during construction	(995)	(10,516)	(17,894)	(39,056)
Amortization of unearned compensation	3,654	4,413	17,519	13,859
Cumulative effect of a change in accounting principle, pretax	—	1,800	5,264	1,800
Gain on asset sales, pretax	(36,752)	(38,680)	(145,606)	(53,786)
Equity in earnings of unconsolidated affiliates	(4,323)	6,697	2,751	20,553
Minority loss	(23,209)	—	(72,010)	—
Asset impairment, pretax	6,747	104,528	1,232,960	118,672
Goodwill impairment and intangible asset impairment, pretax	—	—	122,663	—
Contingent arbitration reserve, pretax	—	—	32,000	—
Loss on TPGC transaction, pretax	—	—	153,933	—
Deferred recovery clause	30,945	(2,993)	6,672	40,906
Refunded to customers	—	—	—	(6,382)
Restricted cash	(22,980)	3	(5,683)	10
Receivables, less allowance for uncollectibles	39,757	(56,906)	193,085	(100,784)
Inventories	12,268	6,279	12,992	(7,484)
Prepayments and other current assets	5,257	(4,581)	(6,696)	(5,500)
Taxes accrued	(68,699)	(105,734)	71,533	(94,589)
Interest accrued	65,733	31,686	(26,658)	16,152
Accounts payable	(80,540)	29,985	(127,978)	102,922
Other	16,231	9,491	89,053	21,385

	29,667	71,992	286,309	524,157

Cash flows from investing activities
Capital expenditures	(59,522)	(102,179)	(547,951)	(850,609)
Allowance for funds used during construction	995	10,516	17,894	39,056
Purchase of minority interest	—	—	—	(9,928)
Net proceeds from sale of assets	109,653	124,905	173,527	228,181
Net proceeds from sale of business	—	—	107,718	—
Net cash reduction from deconsolidation	(22,755)	—	(22,755)	—
Restricted cash	18,057	—	(45,396)	—
Investment in unconsolidated affiliates	(3,039)	(1,014)	(32,652)	(8,209)
Other non-current investments	8,420	(44,113)	20,119	(551,371)

	51,809	(11,885)	(329,496)	(1,152,880)

Cash flows from financing activities
Dividends	(35,707)	(62,436)	(138,496)	(230,046)
Common stock	4,773	2,585	138,820	570,711
Proceeds from long-term debt	—	4,917	650,143	1,763,313
Minority interest	21,798	—	66,169	—
Restricted cash	—	—	(5,850)	—
Repayment of long-term debt	(80,411)	(20,312)	(586,581)	(962,037)
Settlement of joint venture termination obligation	—	—	(33,534)	—
Net increase (decrease) in short-term debt	12,500	6,700	(317,200)	(178,100)
Equity contract adjustment payments	(5,083)	(5,083)	(20,330)	(20,330)

	(82,130)	(73,629)	(246,859)	943,511

Net increase (decrease) in cash and cash equivalents	(654)	(13,522)	(290,046)	314,788
Cash and cash equivalents at beginning of period	108,228	411,142	397,620	82,832

Cash and cash equivalents at end of period	$107,574	$397,620	$107,574	$397,620

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TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in millions)	2004	2003	2004	2003
Revenues (1)

Tampa Electric	$370.9	$342.1	$1,615.0	$1,579.6
Peoples Gas	117.8	126.9	399.3	359.6
TECO Wholesale Generation-Merchant	15.0	19.2	91.7	119.8
TECO Transport	57.6	65.0	253.3	255.4
TECO Coal	78.7	75.5	299.4	311.7
Other unregulated companies	21.4	71.3	209.1	296.5

	661.4	700.0	2,867.8	2,922.6

Other/eliminations	(19.1)	(48.2)	(137.4)	(205.6)

Consolidated revenues	$642.3	$651.8	$2,730.4	$2,717.0

Net income (1) (2)

Tampa Electric (3)	$23.9	$(9.0)	$131.8	$126.7
Peoples Gas (4)	12.8	11.9	25.4	26.4
TECO Wholesale Generation-Merchant (5)	(18.7)	(11.8)	(154.5)	(13.0)
TECO Transport (6)	1.1	4.6	11.8	18.7
TECO Coal (7)	15.4	25.7	66.9	84.7
Other unregulated companies (8)	18.7	(2.2)	15.4	15.3
Other/financing/eliminations (9)	(24.5)	(39.5)	(62.5)	(68.1)

Net income from continuing operations	28.7	(20.3)	34.3	190.7

Discontinued operations (1)(10)	(26.2)	24.1	(940.6)	67.8

Cumulative effect of change in accounting principle, net of tax (11)	—	(1.1)	(3.2)	(1.1)

Net income	$2.5	$2.7	$(909.5)	$257.4

Average common shares outstanding during the period (thousands)	187,990	175,923	182,662	161,571

Notes:

1)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for: the Union and Gila River projects (formerly part of TWG Merchant); and TECO Coalbed Methane, Prior Energy and TECO Gas Services (all formerly part of Other unregulated).
2)	Segment net income is reported on a basis that includes internally allocated financing costs.
3)	Tampa Electric net income for the 12-month period ended Mar. 31, 2004 includes after-tax charges of $6.1 million related to restructuring activities. The 3-month and 12-month periods ended Mar. 31, 2003 include a $48.9 million after tax asset impairment related to turbine purchase cancellations. The 12-month period ended Mar. 31, 2003 also includes after-tax restructuring charges of $10.3 million.
4)	PGS net income for the 3-month and 12-month periods ended Mar. 31, 2004 include after tax charges of $2.6 million associated with restructuring activities.
5)	TWG Merchant operations net income for the 12-month period ended Mar. 31, 2004 include a $0.3 million after tax charge for expenses associated with restructuring activities, $61.2 million after tax charges to record goodwill impairments, and a $26.7 million after tax charge associated with the recording of a reserve for an arbitration award against TMDP related to its indirect ownership interest of Commonwealth Chesapeake Power Station. The 12-month period ended Mar. 31, 2003 includes a $5.8 million after tax charge related to the sale of its ECKG investments and $0.6 million for restructing costs.
6)	TECO Transport net income for the 3-month and 12-month periods ended Mar. 31, 2004 includes $0.8 million of after-tax charges related to valuation adjustments. The 12-month period ended Mar. 31, 2004 also includes restructuring charges of $1.0 million.
7)	TECO Coal’s net income for the 12-month period ended Mar. 31, 2004 includes a reversal of $7.0 million of tax credits which were not usable due to insufficient taxable income.
8)	Other unregulated net income for the 3-month and 12-month periods ended Mar. 31, 2004 include a $10.6 million after-tax gain related to the propane business sale and a $3.4 million after-tax asset impairment charge. The 12-month period ended Mar. 31, 2004 also includes after tax charges totaling $52.4 million related to restructuring costs, asset impairment and goodwill impairments, tax credit reversals and other non-operating charges, and a $34.6 million after-tax gain on the sale of Hardee Power Partners. The 3-month and 12-month periods ended Mar. 31, 2003 include an after-tax charge of $15.3 million related to turbine purchase cancelations.
9)	Other/financing/eliminations net income for the 3-month and 12-month periods ended Mar. 31, 2003 include the deferral of $25.9 million of Section 29 tax credits. Interest expense that was previously internally allocated to Union and Gila River power stations is now reflected as a TECO Energy parent company expense. These interest expense allocations were $25.6 million for the 12-month period ended Mar. 31, 2004, and $5.9 million for the 3-month and 12 month periods ended Mar. 31, 2003.
10)	Net (loss) income from discontinued operations include the losses from continuing operations for the Union and Gila River power stations. The 12-months ended Mar. 31, 2004 includes $762.0 million in after-tax asset impariment charges associated with the designation of TPGC projects as discontinued operations and $94.7 million related to the partnership termination and resulting consolidation of the Union and Gila River stations. The 3-months and 12-months ended Mar. 31, 2003 include after-tax gains of $23.5 million and $ 31.2 million, respectively, related to the sale of TECO Coalbed Methane’s assets.
11)	The 12-month period ended Mar. 31, 2004 included a $3.2 million after tax charge for the cumulative effect of an accounting change to reflect the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. the 3-month and 12-month periods ended Mar. 31, 2003 included a $1.1 million after-tax charge for the cumulative effect of an accounting change to reflect the adoption of FAS 143, Accounting for Asset Retirement Obligations.

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TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended March 31,	2004	2003	Percent Change	2004	2003	Percent Change

Residential	$181,452	$169,135	7.3	1,815,550	1,878,770	(3.4)
Commercial	112,278	96,765	16.0	1,314,724	1,266,622	3.8
Industrial — Phosphate	18,479	15,816	16.8	333,889	334,911	(0.3)
Industrial — Other	23,539	19,257	22.2	319,137	299,336	6.6
Other sales of electricity	32,798	26,525	23.6	373,832	331,266	12.8
Deferred and other revenues	(15,536)	(5,256)	195.6	—	—	—

	$353,010	$322,242	9.5	4,157,132	4,110,905	1.1
Sales for resale	9,282	11,178	(17.0)	148,737	201,891	(26.3)
Other operating revenue	8,650	8,640	0.1	—	—

	$370,942	$342,060	8.4	4,305,869	4,312,796	—

Average customers	616,538	600,965	2.6	—	—	—

Retail Output to Line				4,240,765	4,285,054	(1.0)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended March 31	2004	2003	Percent Change	2004	2003	Percent Change

Residential	$779,721	$760,333	2.5	8,201,528	8,210,860	(0.1)
Commercial	475,572	453,553	4.9	5,908,316	5,812,537	1.6
Industrial — Phosphate	68,021	73,874	(7.9)	1,275,534	1,396,159	(8.6)
Industrial — Other	92,809	83,889	10.6	1,322,579	1,249,936	5.8
Other sales of electricity	131,137	117,722	11.4	1,580,586	1,454,498	8.7
Deferred and other revenues	(15,487)	(11,561)	34.0	—	—	—

	$1,531,773	$1,477,810	3.7	18,288,543	18,123,990	0.9
Sales for resale	39,694	65,577	(39.5)	637,931	1,120,097	(43.0)
Other operating revenue	43,535	36,236	20.14295	—	—	—

	$1,615,002	$1,579,623	2.2	18,926,474	19,244,087	(2)

Average customers	608,794	593,643	2.6	—	—	—

Retail Output to Line			—	19,165,662	19,047,142	0.6

*	in thousands

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PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended March 31,	2004	2003	Percent Change	2004	2003	Percent Change

By Customer Segment:
Residential	$45,671	$41,644	9.7	29,889	29,665	0.8
Commercial	49,131	47,661	3.1	109,892	106,088	3.6
Industrial	3,025	3,063	(1.2)	62,227	59,463	4.6
Off System Sales	7,598	21,849	(65.2)	26,164	34,133	(23.3)
Power generation	2,699	2,418	11.6	60,942	86,609	(29.6)
Other revenues	9,708	10,295	(5.7)		—	—

	$117,832	$126,930	(7.2)	289,114	315,958	(8.5)

By Sales Type:
System supply	$85,371	$95,540	(10.6)	83,985	94,345	(11.0)
Transportation	22,753	21,095	7.9	205,129	221,613	(7.4)
Other revenues	9,708	10,295	(5.7)			—

	$117,832	$126,930	(7.2)	289,114	315,958	(8.5)

Average customers	304,081	289,583	5.0	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended March 31,	2004	2003	Percent Change	2004	2003	Percent Change

By Customer Segment:
Residential	$109,695	$92,438	18.7	64,441	64,637	(0.3)
Commercial	145,157	134,296	8.1	358,625	337,801	6.2
Industrial	10,356	12,162	(14.8)	222,922	239,276	(6.8)
Off System Sales	90,254	79,327	13.8	178,125	177,331	0.4
Power generation	10,397	10,920	(4.8)	338,027	462,994	(27.0)
Other revenues	33,459	30,442	9.9		—	—

	$399,318	$359,585	11.0	1,162,140	1,282,039	(9.4)

By Sales Type:
System supply	$288,062	$252,326	14.2	326,914	335,204	(2.5)
Transportation	77,798	76,817	1.3	835,226	946,835	(11.8)
Other revenues	33,458	30,442	9.9	—	—	—

	$399,318	$359,585	11.0	1,162,140	1,282,039	(9.4)

Average customers	295,546	280,934	5.2	—	—	—

*	in thousands

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